JACK IN THE BOX INC.
TIME-VESTING RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE 2004 STOCK INCENTIVE PLAN

This Time-Vesting Restricted Stock Unit Award Agreement (the “Agreement”) is made and entered into effective as of [Month Day, Year] (the “Grant Date”) by and between Jack in the Box Inc., a Delaware corporation (the “Company”), and [First Name Last Name] (the “Awardee”).
RECITALS
The Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) which administers the Company’s 2004 Stock Incentive Plan, as amended from time to time (the “Plan”), has granted to the Awardee as of the Grant Date this award of Time-Vesting Restricted Stock Units (the “RSU Award”), on the terms and conditions set forth herein.
AGREEMENT
In consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:
1.    CONSIDERATION. The RSU Award has been granted in consideration of the Awardee’s continued employment with the Company or a Subsidiary Corporation and acceptance by the Awardee of the terms and conditions set forth below and in the Plan.
2.    TIME-VESTING RESTRICTED STOCK UNIT AWARD
(a)    RSU AWARD. The Committee hereby grants to the Awardee as of the Grant Date, pursuant to the terms of the Plan and this Agreement, an award (the “Award”) of [Total # Units Granted] RSUs representing the right to receive an equal number of shares of the Company’s Common Stock (“Stock”) upon vesting over a period of years. All of the RSUs are nonvested and forfeitable as of the Grant Date.
(b)    TIME-BASED VESTING. The RSUs will be subject to vesting over 5 years, subject to the provisions of this Agreement, and may be rounded in each case to avoid fractional shares:
<<Number of Units>> RSUs shall vest on [Month Day, Year – 1 year from grant date]
<<Number of Units>> RSUs shall vest on [Month Day, Year – 2 years from grant date]
<<Number of Units>> RSUs shall vest on [Month Day, Year – 3 years from grant date]
<<Number of Units>> RSUs shall vest on [Month Day, Year – 4 years from grant date]
<<Number of Units>> RSUs shall vest on [Month Day, Year – 5 years from grant date]
Each such date on which vesting is scheduled to occur shall be referred to as a “Vesting Date.” Vesting shall be contingent on the Awardee’s continued employment with the Company or a Subsidiary Corporation from the Grant Date through the applicable Vesting Date.
3.    TERMINATION OF EMPLOYMENT.

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(a)    General. Except as set forth in paragraph (b) below, if the Awardee ceases to provide Service to the Company or a Subsidiary Corporation prior to the date that the RSUs vest in full, then the unvested RSUs as of the date of such cessation will be forfeited to the Company immediately and automatically upon such cessation without payment of any consideration for the RSUs, and the Awardee will have no further right, title or interest in or to such RSUs or the underlying shares of Stock.
(b)    Termination due to Death, Disability, or Retirement. If the Awardee ceases to provide Service to the Company or a Subsidiary Corporation prior to the date that the RSUs vest in full due to the Awardee’s death, Disability, or Retirement, then all unvested RSUs shall become 100% vested on the date of such cessation. For purposes of this Agreement: (i) “Disability” means a physical or mental condition that results in a total and permanent disability to such extent that the Awardee is eligible for disability benefits under the federal Social Security Act, and (ii) “Retirement” means the Awardee’s termination of employment other than “for cause” (as determined by the Board in its sole discretion) due to retirement at age 55 or older with 10 or more full years of continuous Service with the Company or a Subsidiary Corporation. Accelerated vesting in accordance with the foregoing will only occur if the Awardee’s cessation of employment is also a “separation from service” as defined in Section 409A of the Code.
4.    SETTLEMENT OF RSUs.
(a)    Subject to the provisions of this Agreement, including Sections 11 and 20(g), and the six-month delay of payment described in paragraph (b) below, the Company shall deliver to the Awardee through a Company-designated brokerage firm, within 30 days following the applicable RSU vesting date, a number of shares of Stock equal to the number of RSUs that became vested on such vesting date (the “Award Shares”), net of any tax withholding.
(b)    If the Awardee is, on the date of the Awardee’s cessation of employment, a “specified employee,” as described in Section 409A of the Code and determined by the Company, then payment of the RSUs that become vested in accordance with Section 3 due to Awardee’s cessation of employment due to Disability or Retirement will be made within 30 days after the six-month anniversary of the Awardee’s cessation of employment.
5.    TAXES AND WITHHOLDING.
(a)    Any income taxes, FICA, state disability insurance or other similar payroll and withholding taxes (“Withholding Obligation”) arising from the receipt of Award Shares is the sole responsibility of the Awardee. The Company, to the extent permitted by law, may deduct any Withholding Obligation arising from the receipt or vesting of the Award from any payment of any kind due to the Awardee, including the Award, and the net balance will be settled in whole shares of Stock of the Company (“Award Shares”). If withheld in shares, such shares shall be valued at Fair Market Value, as defined in the Plan, on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax Withholding Obligation. In no event shall the Company be required to deliver a fractional share of Stock in settlement of the Award.
(b)    By accepting this Award, Awardee hereby elects, effective on the date Awardee accepts this Award, to sell shares of Stock issued in respect of the Award in an amount determined in accordance with this Section, and to allow the Agent, as defined below, to remit the cash proceeds of such sales to the Company

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as more specifically set forth below (a “Sell to Cover”) to permit Awardee to satisfy the Withholding Obligation to the extent the Withholding Obligation is not otherwise satisfied pursuant to the provisions of Section 5(c) below and further acknowledges and agrees to the following provisions:
(i)    Awardee hereby irrevocably appoints the Company’s designated broker E*Trade, or such other registered broker-dealer that is a member of the Financial Industry Regulatory Authority as the Company may select, as Awardee’s agent (the “Agent”), and authorizes and directs the Agent to:
(1)    Sell on the open market at the then prevailing market price(s), on Awardee’s behalf, as soon as practicable on or after the date on which the shares of Stock are delivered to Awardee pursuant to Section 4 hereof in connection with the vesting of the RSUs, the number (rounded up to the next whole number) of shares of Stock sufficient to generate proceeds to cover (A) the satisfaction of the Withholding Obligation arising from the vesting of those RSUs and the related issuance of shares of Stock to Awardee that is not otherwise satisfied pursuant to Section 5(c) hereof and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto;
(2)    Remit directly to the Company and/or any Affiliate the proceeds necessary to satisfy the Withholding Obligation;
(3)    Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale; and
(4)    Deposit any remaining funds in Awardee’s account.
(ii)    Awardee acknowledges that Awardee’s election to Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this Section is intended to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act (Awardee’s election to Sell to Cover and the provisions of this Section, collectively, the “10b5-1 Plan”). Awardee acknowledges that by accepting this Award, he or she is adopting the 10b5-1 Plan to permit Awardee to satisfy the Withholding Obligation. Awardee hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of shares of Stock that must be sold pursuant to this Section to satisfy Awardee’s obligations hereunder.
(iii)    Awardee acknowledges that the Agent is under no obligation to arrange for the sale of Stock at any particular price under this 10b5-1 Plan and that the Agent may effect sales as provided in this 10b5-1 Plan in one or more sales and that the average price for executions resulting from bunched orders may be assigned to Awardee’s account. In addition, Awardee acknowledges that it may not be possible to sell shares of Stock as provided for in this 10b5-1 Plan and in the event of the Agent’s inability to sell shares of Stock, Awardee will continue to be responsible for the timely payment to the Company of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld.
(iv)    Awardee hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this 10b5-1 Plan. The Agent is a third-party beneficiary of this Section and the terms of this 10b5-1 Plan.

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(v)    Awardee’s election to Sell to Cover and to enter into this 10b5-1 Plan is irrevocable. This 10b5-1 Plan shall terminate not later than the date on which the Withholding Obligation arising from the vesting of the RSUs and the related issuance of shares of Stock has been satisfied.

(c)    Alternatively, or in addition to or in combination with the Sell to Cover provided for under Section 5(b), Awardee authorizes the Company, at its discretion, to satisfy the Withholding Obligation by the following means (or by a combination of the following means):
(i)    Requiring Awardee to pay to the Company any portion of the Withholding Obligation in cash;
(ii)    Withholding from any compensation otherwise payable to Awardee by the Company; and/or
(iii)    Withholding shares of Stock from the shares of Stock issued or otherwise issuable to Awardee in connection with the Award with a Fair Market Value (measured as of the date shares of Stock are issued pursuant to Section 4) equal to the amount of the Withholding Obligation; provided, however, that the number of such shares of Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.
(d)    Unless the Withholding Obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to Awardee any Stock.
6.    HOLDING PERIOD REQUIREMENT. As a condition to receipt of this Award, Awardee hereby agrees to hold and not transfer under any circumstance until the Awardee’s termination of employment with the Company or Subsidiary Corporation: <<percent>>% (rounded up to the nearest whole share) of the shares of Stock issued pursuant to RSUs that become vested on each Vesting Date (such percentage applying to Award Shares, net of any portion withheld to satisfy the Withholding Obligation.
7.    AWARD AS COMPENSATION. No amount attributable to this Award shall be considered as compensation for the purposes of any other Company sponsored plan.
8.    LEGALITY. The Company is not required to issue any shares of Stock subject to this Award unless and until all applicable requirements of the Securities and Exchange Commission (the “SEC”), the California Department of Corporations or other regulatory agencies having jurisdiction with respect to such issuance, and any exchanges upon which the Stock may be listed, shall have been fully complied with. If shares of Stock subject to this Award are being distributed subject to restrictions or if the rules and interpretations of the SEC so require, such shares may be issued only if the Awardee represents and warrants in writing to the Company that the shares are being acquired for investment and not with a view to the distribution thereof, and any certificates issued upon distribution of the shares shall bear appropriate legends setting forth the restrictions on transfer of such shares. Such legends may not be removed until the Company so requests, based on the opinion of the Company’s Counsel that the restrictions are no longer applicable.

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9.    ADJUSTMENTS IN STOCK; DISSOLUTION OR LIQUIDATION. Subject to the provisions of the Plan, if the outstanding shares of the Company Stock of the class subject to this Award are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends and the like, appropriate adjustments, to be conclusively determined by the Committee, shall be made in the number and/or type of shares or securities subject to this Award and any fractional shares resulting from adjustments will be rounded down to the nearest whole number. Upon the dissolution or liquidation of the Company, the Award will terminate in full for no consideration.
10.    NONTRANSFERABILITY. Except as otherwise provided in this Paragraph, this Award is not transferable other than by will or the laws of descent and distribution. This Award shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer this Award otherwise than by will or the laws of descent and distribution or to assign, pledge, hypothecate or otherwise dispose of this Award, other than as permitted herein, or upon the levy of any execution, attachment or similar process upon this Award, this Award shall immediately terminate and become null and void.
11.    EFFECT OF CHANGE IN CONTROL.
(a)    Treatment of RSU Award. Notwithstanding the terms set forth in the Plan, in the event of a Change in Control (as defined in the Plan), the Acquiring Corporation (as defined in the Plan) may assume the Company’s rights and obligation under the RSU Award or substitute for the outstanding RSU Award substantially equivalent restricted stock units for the Acquiring Corporation’s stock. In the event the Acquiring Corporation elects not to assume or substitute for the outstanding RSU Award in connection with a Change in Control, the RSU Award held by the Awardee whose Service has not terminated prior to such date shall become 100% vested and payable effective as of the date of the Change in Control (except as otherwise provided in this Agreement). For this purpose, the final value of the Award shall be based on the Fair Market Value of the Stock on the effective date of the Change in Control. Any acceleration with the foregoing shall be conditioned upon the consummation of the Change in Control. If the Acquiring Corporation assumes or substitutes for the outstanding RSU Award, the RSU Award, to the extent not vested, shall become 100% vested and payable effective upon the Awardee’s Qualifying Termination (as defined below).
(i)    “Qualifying Termination” means the Awardee’s “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h) and without regard to any alternate definition thereunder) as a result of the occurrence of any of the following events during the twenty-four (24)-month period following a Change in Control of the Company: (1) the Company’s involuntary termination of the Awardee’s employment without Cause; or (2) Awardee’s voluntary termination of employment for Good Reason. A Qualifying Termination shall not include a termination of Awardee’s Service by reason of Awardee’s death or disability (defined as a physical or mental condition that results in a total and permanent disability to such extent that the person is eligible for disability benefits under the federal Social Security Act).
(ii)    “Cause” shall be determined by a committee designated by the Board, in the exercise of good faith and reasonable judgment, and shall [have the meaning ascribed to such term in any written agreement between the Awardee and the Company defining such term and, in the absence of such

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agreement, such term means] the occurrence of any of the following: (1) a demonstrably willful and deliberate act or failure to act by the Awardee (other than as a result of incapacity due to physical or mental illness) which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the Company, which causes actual material financial injury to the Company and which act or inaction, if remediable, is not remedied within fifteen (15) business days of written notice from the Company; or (2) the Awardee’s conviction by a court of competent jurisdiction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude or causing material harm, financial or otherwise, to the Company.
(iii)    “Good Reason” shall [have the meaning ascribed to such term in any written agreement between the Awardee and the Company defining such term and, in the absence of such agreement, such term means], without the Awardee’s express written consent, the Awardee’s resignation of Service upon the occurrence of any one or more of the following conditions, provided that the Awardee first provides the Company with written notice of the existence of the applicable condition described in clauses (1) through (5) below no later than ninety (90) days after the initial existence of such condition is known by the Awardee and the Company fails to remedy such condition within 30 days of the date of such written notice:
(1)    the material diminution in the Awardee’s authorities, duties or responsibilities, which shall include a material reduction or alteration in the nature or status of the Awardee’s authorities, duties, or responsibilities, from those in effect as of ninety (90) calendar days prior to the Change in Control, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by the Awardee;
(2)    the Company requiring the Awardee to be based at a location in excess of fifty (50) miles from the location of the Awardee’s principal job location or office immediately prior to the Change in Control; except for required travel on the Company’s business to an extent consistent with the Awardee’s then present business travel obligations;
(3)    a material reduction by the Company of the Awardee’s regular annualized rate of pay as salary, excluding amounts (i) designated by the Company as payment toward reimbursement of expenses; or (ii) received under incentive or other bonus plans, regardless of whether or not the amounts are deferred;
(4)    a material reduction in the Company’s compensation, health and welfare benefits, retirement benefits, or perquisite programs under which the Awardee receives value, as such program exists immediately prior to the Change in Control (however, the replacement of an existing program with a new program will be permissible (and not grounds for a Good Reason termination) if there is not a material reduction in the value to be delivered to the Awardee under the new program); or
(5)    any material breach by the Company of its obligations under this Agreement [or under any other written agreement under which the Awardee provides services to the Company or the Acquiring Corporation].
(b)    Internal Revenue Code Section 280G Excise Tax Provision.

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(i)    Notwithstanding anything in this Agreement or any other agreement with the Company or any affiliate to the contrary, in the event it shall be determined that (A) any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Company (or any of its affiliated entities) or any entity which effectuates a Change in Control (or any of its affiliated entities) to or for the benefit of Awardee (whether pursuant to the terms of this Agreement or otherwise) (each a “Payment” and together the “Payments”) would constitute a “parachute payment” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code or any successor provision (the “Excise Tax”), and (B) the reduction of the Payments to the maximum amount that could be paid to Awardee without giving rise to the Excise Tax (the “Safe Harbor Cap”) would provide Awardee with a greater after-tax amount (taking into account the Excise Tax as well as federal, state and local income and employment taxes) than if such Payments were not reduced, then the Payments shall be reduced to the Safe Harbor Cap. If the reduction of the Payments would not result in a greater after-tax result to Awardee (taking into account the Excise Tax as well as federal, state and local income and employment taxes), then no Payments shall be reduced pursuant to this provision. The Awardee shall be solely responsible for payment of the Excise Tax and such other applicable federal, state, and local income and employment taxes.
(ii)    The reduction of the Payments, if applicable, shall be made by applying any reduction in the following order: (A) first, any cash amounts payable to Awardee as a severance benefit (excluding the accelerated vesting set forth in Section 11 of this Agreement) or otherwise; (B) second, any amounts payable on behalf of Awardee for continued health insurance coverage; (C) third, any other cash amounts payable to or on behalf of Awardee, such as for outplacement benefits, or otherwise; (D) fourth, any payments or benefits under any nonqualified deferred compensation plan; (E) fifth, outstanding performance-based equity grants; and (F) finally, any time-vesting equity grants. In each case, Payments will be reduced beginning with Payments that would be made last in time.
(iii)    All determinations required to be made under this Section 11 shall be made by the public accounting firm that is retained by the Company (the “Accounting Firm”). The Accounting Firm shall provide detailed supporting calculations both to the Company and Awardee within fifteen (15) business days of the receipt of notice from the Company or Awardee that there has been a Payment, or such earlier time as is requested by the Company. All fees, costs and expenses (including, but not limited to, the costs of retaining experts) of the Accounting Firm shall be borne by the Company. The determination by the Accounting Firm shall be binding upon the Company and Awardee.
12.    NOTICES. All notices and other communications made or given pursuant to this Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to the Awardee, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Awardee at the last address the Awardee provided to the Company, or in the case of notices delivered to the Company by the Awardee, addressed to the Committee, care of the Company for the attention of its Secretary at its principal executive office or, in either case, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request the Awardee’s consent to participate in the Plan or accept this Award by electronic means. The Awardee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line

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or electronic system established and maintained by the Company or another third party designated by the Company.
13.    PLAN CONTROLS. The Award and all terms and conditions set forth in this Agreement are subject in all respects to the terms and conditions of the Plan, which is incorporated herein by reference, as may be amended from time to time, (but no amendment to the Plan shall adversely affect the Awardee’s rights under this Award) and any rules and regulations promulgated by the Committee, which shall be controlling. All constructions, interpretations, rule determinations or other actions taken by the Committee shall be final, binding and conclusive on all interested parties, including the Company and its Subsidiary Corporations and all former, present and future employees of the Company or its Subsidiary Corporations. Capitalized terms that are not defined herein shall have the definition given to them in the Plan.
14.    EMPLOYMENT. Nothing in the Plan or in this Agreement shall confer upon the Awardee any right to continue in the employment of the Company or any of its subsidiaries or interfere in any way with any right of the Company to terminate the Awardee’s employment at any time.
15.    RIGHTS AS A SHAREHOLDER. Nothing in the Plan or in this Agreement shall confer upon the Awardee any rights as a stockholder with respect to any Award Shares prior to the date of distribution of Award Shares to the Awardee.
16.    LAWS GOVERNING. The Award and the Plan shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.
17.    RECEIPT OF PROSPECTUS. The Awardee hereby acknowledges that he or she has received a copy of the prospectus relating to the Award and the shares covered thereby and the Plan.
18.    GENERAL. The Company shall at all times during the term of this Award reserve and keep available such numbers of shares of Stock as will be sufficient to satisfy the requirements of this Award, shall pay all fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.
19.    ELECTRONIC DELIVERY OF DOCUMENTS. By signing this Agreement, the Awardee (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and the Award, and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledges that the Awardee may receive from the Company a paper copy of any documents delivered electronically at no cost to the Awardee by contacting the Company by telephone or in writing; (iii) further acknowledges that the Awardee may revoke the Awardee’s consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that the Awardee understands that the Awardee is not required to consent to electronic delivery of documents.
20.    MISCELLANEOUS.

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(a)    This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by Awardee and the Company, other than as provided in paragraph (g) below. Anything in this Agreement to the contrary notwithstanding, any modification or amendment of this Agreement by a written agreement signed by, or binding upon, Awardee shall be valid and binding upon any and all persons or entities who may, at any time, have or claim any rights under or pursuant to this Agreement (including all Awardees hereunder) in respect of the Award granted to the Awardee.
(b)    No waiver of any breach or default hereunder shall be considered valid unless in writing and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, the Awardee shall be valid and binding upon any and all persons or entities (other than the Company) who may, at any time, have or claim any rights under or pursuant to this Agreement (including all Awardees hereunder) in respect of the Award originally granted to Awardee.
(c)    Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Awardee and his heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting the Awardee the right to transfer any of his Award except in accordance with this Agreement. If the Award is settled after the death of the Awardee, the Award shall be considered transferred to the person or persons (the “Heir”) to whom the Awardee’s rights under the Award passed by will or by the applicable laws of descent and distribution, as to all shares of Stock granted under this Award. It shall be the responsibility of the Heir to notify the Company of any changes in address.
(d)    If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.
(e)    The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.
(f)    Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
(g)    This Agreement is intended to be exempt from Section 409A of the Code. Should any provision of this Agreement be found to be contrary to this intent, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Awardee’s consent (notwithstanding anything herein to the contrary), in such manner as the Committee determines to be necessary or appropriate to effectuate an exemption from Section 409A of the Code or comply therewith. The Company has no duty or obligation to minimize the tax consequences to the Awardee of this Award and shall not be liable for any adverse tax consequences to the Awardee arising in connection with this Award.

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(h)    This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.
By accepting this RSU Award, Awardee on this date hereby: (1) elects to conduct a Sell to Cover to satisfy the Withholding Obligation in accordance with Section 5 of the Agreement and (2) represents and warrants that (i) Awardee has carefully reviewed Section 5 of the Agreement, (ii) Awardee is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, (iii) Awardee is not subject to any legal, regulatory or contractual restriction that would prevent the Agent (as defined in Section 5) from conducting sales and does not have, and will not attempt to exercise authority, influence or control over any sales of Stock effected by the Agent, and (iv) it is Awardee’s intent that this election to Sell to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.
IN WITNESS WHEREOF, the Company has caused this Award to be granted on its behalf and Awardee has hereunto set his hand on the day and year first above written.

JACK IN THE BOX INC.	AWARDEE

Lenny Comma Chairman and CEO	Signature
«Name»
Name
«Employee_Number»
Employee ID

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